EXHIBIT 7

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
Legal Title of Bank:       Bank One, NA                   Call Date: 12/31/99    ST-BK: 17-1630 FFIEC 031
Address:                   1 Bank One Plaza, Ste 0303                                           Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
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CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


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                                                                                           DOLLAR AMOUNTS IN THOUSANDS    C400
                                                                                           RCFD          BIL MIL THOU


ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-B):                                                                                 RCFD
                                                                                           ----
    a. Noninterest-bearing balances and currency and coin(1)...................            0081           5,055,227       1.a
    b. Interest-bearing balances(2)............................................            0071           6,267,008       1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)...............            1754                   0       2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)............            1773          10,171,065       2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                 1350           9,133,306       3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                             RCFD
    RC-C)......................................................................            2122          54,113,895       4.a
    b. LESS: Allowance for loan and lease losses...............................            3123             485,672       4.b
    c. LESS: Allocated transfer risk reserve...................................            3128                   0       4.c
    d. Loans and leases, net of unearned income, allowance, and                            RCFD
       reserve (item 4.a minus 4.b and 4.c)....................................            2125          53,628,223       4.d
5.  Trading assets (from Schedule RD-D)........................................            3545           5,625,628       5.
6.  Premises and fixed assets (including capitalized leases)...................            2145             728,892       6.
7.  Other real estate owned (from Schedule RC-M)...............................            2150               2,661       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).............................................            2130             225,055       8.
9.  Customers' liability to this bank on acceptances outstanding...............            2155             318,645       9.
10. Intangible assets (from Schedule RC-M).....................................            2143             222,903       10.
11. Other assets (from Schedule RC-F)..........................................            2160           2,515,075       11.
12. Total assets (sum of items 1 through 11)...................................            2170          93,893,688       12.


LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                                RCON
       from Schedule RC-E, part 1).............................................            2200          26,310,375       13.a
       (1) Noninterest-bearing(1)..............................................            6631          11,553,564       13.a1
       (2) Interest-bearing....................................................            6636          14,756,811       13.a2
    b. In foreign offices, Edge and Agreement subsidiaries, and                             RCFN
       IBFs (from Schedule RC-E, part II)......................................            2200          28,917,958       13.b
       (1) Noninterest bearing.................................................            6631             623,837       13.b1
       (2) Interest-bearing....................................................            6636          28,294,121       13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                          RCFD 2800     9,453,894       14
15. a. Demand notes issued to the U.S. Treasury                                             RCON 2840     1,263,434       15.a
    b. Trading Liabilities(from Schedule RC-D).................................             RCFD 3548     3,262,946       15.b
16. Other borrowed money:                                                                   RCFD
    a. With original maturity of one year or less..............................             2332         12,462,976       16.a
    b. With original  maturity of more than one year...........................             A547          1,049,525       16.b
    c.  With original maturity of more than three years........................             A548            477,923       16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding....................             2920            318,645       18.
19. Subordinated notes and debentures..........................................             3200          3,250,000       19.
20. Other liabilities (from Schedule RC-G).....................................             2930          1,377,838       20.
21. Total liabilities (sum of items 13 through 20).............................             2948         88,145,514       21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus..............................             3838                  0       23.
24. Common stock...............................................................             3230            200,858       24.
25. Surplus (exclude all surplus related to preferred stock)...................             3839          3,660,673       25.
26. a. Undivided profits and capital reserves..................................             3632          2,057,661       26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities..............................................................             8434           (170,996)      26.b
   c.  ACCUMULATED NET GAINS (LOSSES) ON CASH FLOW HEDGES......................             4336                  0       26.c
27. Cumulative foreign currency translation adjustments........................             3284                (22)      27.
28. Total equity capital (sum of items 23 through 27)..........................             3210          5,748,174       28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)......................................             3300         93,893,688       29.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

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Memorandum

To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
     auditing work performed for the bank by independent external       Number
     auditors as of any date during 1996 . . .. . . ....RCFD 6724         M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
    (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the  bank's financial statements by external
    auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.